EXHIBIT 10.6

NATIONAL PENN BANCSHARES, INC. CAPITAL ACCUMULATION PLAN
(Amended and Restated Effective January 1, 1997)

(Revised 2001)

Amendment No. 14

National Penn Bancshares, Inc. (the "Company") adopted the National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997) (Revised 2001)(the "Plan") for the benefit of certain of its Employees (as defined in the Plan) and its subsidiaries' Employees. The Company subsequently amended the Plan by Amendment Nos. 1-13 thereto.

The Company hereby amends Schedule A to the Plan to make entries under the headings "Entity" and "Date" as hereinafter set forth.

Entity	Date
Resources for Retirement, Inc.	April 10, 2006

Executed this 4th day of October, 2006.

Attest:	NATIONAL PENN BANCSHARES, INC.

By: /s/ Donna L. Wentzel	By: /s/ Earl Houseknecht
Senior Vice President-HR

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